Exhibit 5.2

January 26, 2021

Carnival Corporation

3655 N.W. 87th Avenue

Miami, Florida 33178-2428

U. S. A.

Carnival plc

Carnival House

100 Harbour Parade

Southampton SO15 1ST

United Kingdom

Re: Registration Statement on Form S-3

Dear Sirs:

In connection with the above-captioned Registration Statement on Form S-3 (the “Registration Statement”) filed by Carnival Corporation, a corporation incorporated under the laws of the Republic of Panama (the “Company”), and Carnival plc, a public limited company incorporated under the laws of England and Wales (“Carnival plc”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of (i) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities or the Preferred Stock (as defined below) of the Company, par value $.01 per share and any related trust shares of beneficial interest in the P&O Princess Special Voting Trust (the “Common Stock”), (ii) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the “Preferred Stock”), (iii) the Company’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (iv) the Company’s Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S., Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index (the “Warrants”), (v) contracts obligating holders to purchase from the Company and the Company to sell to the holders, a specified principal amount of Debt Securities, Common Stock, Preferred Stock, government securities, or any of the other securities that the Company may sell under the Prospectus at a future date or dates (the “Purchase Contracts”), (vi) units comprised of one or more of the other securities that may be offered by the Company under the Prospectus, in any combination units ( “Units”), and (vii) guarantees of Carnival plc senior debt (“PLC Senior Debt Securities”) and subordinated debt securities (“PLC Subordinated Debt Securities” and, together with the PLC Senior Debt Securities, the “PLC Debt Securities”) (the “PLC Guarantees”). The Debt Securities, Warrants, Common Stock, the Preferred Stock, the Purchase Contracts, the Units and the PLC Guarantees are hereinafter together referred to as the “Securities”. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

Carnival Corporation

Carnival plc

January 26, 2021

The Senior Debt Securities are to be issued under an Indenture to be entered into between the Company, Carnival plc, as guarantor, and U.S. Bank National Association (“U.S. Bank”), as Trustee (the “Senior Indenture”). The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into between the Company, Carnival plc, as guarantor, and U.S. Bank, as trustee (the Subordinated Indenture together with the Senior Indenture, are hereinafter referred to as the “Indentures”). The Warrants shall be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent, all as set forth in the relevant prospectus supplement. The Purchase Contracts are to be issued pursuant to purchase contract agreements (the “Purchase Contract Agreements”) separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts. The Units are to be issued pursuant to unit agreements (the “Unit Agreements”) so that the holder of the Unit is also the holder of each security included in the Unit. The PLC Senior Debt Securities are to be issued under an indenture (the “PLC Senior Indenture”), to be entered into between Carnival plc, the Company, as guarantor, and U.S. Bank, as the PLC Trustee. The PLC Subordinated Debt Securities are to be issued under an indenture (the “PLC Subordinated Indenture”) to be entered into between Carnival plc, the Company, as guarantor, and U.S. Bank, as the PLC Trustee (the PLC Subordinated Indenture together with the PLC Senior Indenture, are hereinafter referred to as the “PLC Indentures”).

In this connection we have examined:

(i)	originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto;

(ii)	a copy of the Third Amended and Restated Articles of Incorporation of the Company, as recorded in the Public Registry Office of Panama as at the date of this opinion;

(iii)	a copy of the Third Amended and Restated By-Laws of the Company, certified by an officer of the Company;

(iv)	a copy of the Indentures and a copy of the PLC Indentures;

(v)	a copy of the resolutions duly adopted by the Board of Directors of the Company passed on January 19, 2021 relating to, among other things, the proposed issuance and sale of the Securities;

(vi)	a Secretary’s Certificate of the Company dated January 26, 2021.

In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

In rendering the opinion set forth below, we have assumed that (i) the Senior Indenture shall have been executed and delivered by the parties thereto other than the Company, in substantially the form incorporated by reference as an exhibit to the Registration Statement, (ii) the Subordinated Indenture shall have been executed and delivered by the parties thereto other than the Company in substantially the form incorporated by reference as an exhibit to the Registration Statement, (iii) the Senior Indenture and the Subordinated Indenture, when so executed and delivered, will represent a valid and binding obligation of the appropriate trustee under the laws of its jurisdiction of incorporation and the State of New York, with respect to the Senior Indenture, and the applicable jurisdiction of governing law of the Subordinated Indenture, with respect to the Subordinated Indenture (iv) the Warrant Agreements will be duly authorized, executed and delivered by the parties thereto, (v) the Warrant Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder Warrant Agent under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such Warrant Agreements, (vi) the Purchase Contract Agreements will be duly authorized, executed and delivered by the parties thereto, (vii) the Purchase Contract Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder purchaser under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such Purchase Contract Agreements, (viii) the Unit Agreements will be duly authorized, executed and delivered by the parties thereto, (ix) the Unit Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder purchaser under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such Unit Agreements, (x) the Voting Trust Deed is a valid and binding obligation of The Law Debenture Trust Corporation (Cayman) Limited under the laws of its jurisdiction of incorporation and the Cayman Islands, has been duly authorized by all necessary corporate action by The Law Debenture Trust Corporation (Cayman) Limited and duly executed and delivered by The Law Debenture Trust Corporation (Cayman) Limited, (xi) the PLC Indentures shall have been executed and delivered by the parties thereto other than the Company, in substantially the form incorporated by reference as an exhibit to the Registration Statement, and (xii) the PLC Indentures, when so executed and delivered, will represent a valid and binding obligations of the appropriate trustee under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such PLC Indentures. We have also assumed that the Securities, except shares of Common Stock and Preferred Stock, of a particular issuance offered will be duly executed, issued, authenticated and delivered, and sold as described in the Registration Statement.

Carnival Corporation

Carnival plc

January 26, 2021

Capitalized terms herein and not otherwise defined shall have the meanings given to such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.	The execution and delivery of the Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, the PLC Indentures and the PLC Guarantees, the performance of the Company’s obligations thereunder, the execution, issuance and delivery of the Securities, and the performance of the Company’s obligations thereunder, have been duly authorized by the Company.

2.	The Indentures, when duly executed and delivered, and the Senior Debt Securities and Subordinated Debt Securities, as applicable, when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Indenture, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

3.	The Warrant Agreements, when duly executed and delivered, and the Warrants when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Warrant Agreement, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

4.	The Purchase Contract Agreements, when duly executed and delivered, and the Purchase Contracts when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Purchase Contract Agreements, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Purchase Contracts denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

5.	The Unit Agreements, when duly executed and delivery, and the Units when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Unit Agreements, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Units denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

Carnival Corporation

Carnival plc

January 26, 2021

6.	The PLC Indentures, when duly executed and delivered, and the PLC Senior Debt Securities and PLC Subordinated Debt Securities, as applicable, when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective PLC Indenture, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any debt securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

7.	The PLC Guarantees, when duly executed and delivery, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any PLC Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

8.	The shares of Common Stock are either duly authorized, validly issued, fully paid and non-assessable or, when issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a committee thereof, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Common Stock remaining under its Articles of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable.

9.	The shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors and duly filed in accordance with Panama law and against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Preferred Stock remaining under its Articles of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable.

Carnival Corporation

Carnival plc

January 26, 2021

10.	The shares of Common Stock and Preferred Stock issuable upon conversion of the Debt Securities will be duly authorized and reserved for issuance and will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Debt Securities and conversion of the Debt Securities in accordance with the terms of any Indenture or any supplement or officers' certificate thereto and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Common Stock and Preferred Stock remaining under its Articles of Incorporation.

11.	Neither distributions to the holders of shares of Common Stock or Preferred Stock nor the interest paid on the Debt Securities will be subject to taxation under the laws of Panama. Also, the Company’s income will not be subject to significant taxation under the laws of Panama, as long as the Company’s income is produced outside the territory of the Republic of Panama.

12.	The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

13.	The Company has full power and authority under the laws of the Republic of Panama and its Articles of Incorporation to execute, deliver and perform its obligations under the Securities, Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, the PLC Indentures and the PLC Guarantees, and to issue and deliver the Securities.

14.	The execution, delivery and performance by the Company of the Securities under the Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, PLC Indentures and PLC Guarantees, do not violate the Articles of Incorporation, By-laws or other organizational documents of the Company or the laws of the Republic of Panama applicable thereto.

We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

Carnival Corporation

Carnival plc

January 26, 2021

We hereby consent to the use of our name in the Registration Statement and in the Prospectus therein as the same appears in the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Yours very truly,

TAPIA, LINARES Y ALFARO

/s/ Mario E. Correa

Mario E. Correa